UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023
Hibbett, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20969	20-8159608
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama 35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement

On February 28, 2023, Hibbett, Inc. (the "Company"), as borrower, entered into an unsecured Credit Agreement with its subsidiaries, as guarantors, and Regions Bank, as administrative agent for the lenders, swingline leader and issuing bank (the "Amended and Restated Credit Agreement"), which amends and restates that certain Credit Agreement, dated July 9, 2021, by and among the Company, as borrower, its subsidiaries, as guarantors and Regions Bank, as amended from time to time (the "2021 Credit Agreement").

The Amended and Restated Credit Agreement restates and replaces the 2021 Credit Agreement and amends certain of its items and conditions, including the following:

•increasing the aggregate principal amount of commitments by $35 million, from $125 million to $160 million, which includes a $25 million sublimit for the issuance of standby letters of credit and $25 million sublimit for swingline loans;

•permitting the Company to increase the aggregate principal amount of commitments by up to an additional $50 million, subject to certain terms and conditions set forth in the Amended and Restated Credit Agreement;

•extending the scheduled maturity date from July 9, 2026 to February 28, 2028;

•providing that borrowings bear interest at either (i) an annual rate equal to the Bloomberg Short-Term Bank Yield Index Rate (the "BSBY Rate"), plus an applicable margin ranging from 1.0% to 2.0% depending on specified leverage levels (the "Applicable Margin"), or (ii) at the Company's options, (x) a base rate as set forth in the Amended and Restated Credit Agreement plus the Applicable Margin or (y) the BSBY Rate plus the Applicable Margin; and

•adjusting the annual commitment fee to an amount, dependent on the amount of debt outstanding, between 12.5 and 25 basis points of the unused portion of the Amended and Restated Credit Agreement, from an amount between 15 and 20 basis points of such amount under the 2021 Credit Agreement.

Except as described above, the Amended and Restated Credit Agreement did not make any material changes to the principal terms of the 2021 Credit Agreement, including with respect to financial covenants.

The foregoing description of the Amended and Restated Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached to this Current Repot on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

    The Company released its results of operations for the thirteen and fifty-two week periods ended January 28, 2023, in a press release issued on March 3, 2023.

    The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosures.

    The information disclosed in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 8.01. Other Events.

On March 1, 2023, the Board of Directors of the Company authorized and declared a quarterly dividend in the amount of $0.25 per share on the Company's Common Stock. The dividend is payable in cash on March 28, 2023 to stockholders of record at the close of business on March 16, 2023.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

    Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed”.

Exhibit No.	Description
10.1†	Credit Agreement, dated as of February 28, 2023, by and among Hibbett, Inc., as borrower, its subsidiaries, as guarantors, and Regions Bank, as administrative agent for the lenders, swingline leader and issuing bank
99.1	Press Release Dated March 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†    Schedules and exhibits have been omitted pursuant to Item 601 of Regulation S-K. Hibbett, Inc. hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT, INC.

	By:	/s/ Robert Volke
Robert Volke
March 3, 2023		Senior Vice President and Chief Financial Officer